UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019 (October 29, 2019)

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

          35 Torrington Lane, Shoreham, NY 11786

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 246-9422

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory arrangements of Certain Officers

Mobiquity Technologies Inc. announced today that Thomas Arnost is stepping down from Mobiquity’s Board of Directors as Executive Chairman effective October 29, 2019.

Mr. Arnost spent eight years on Mobiquity’s Board of Directors, ascending to Chairman in 2014. During his tenure, Mr. Arnost guided the Mobiquity team through two successful pivots from legacy businesses, transitioning to one of the fastest growing programmatic advertising and audience data companies. As Chairman, he helped establish new markets, complete the acquisition of Advangelists LLC and oversaw expansion of the corporate leadership team.

“I am very proud of Mobiquity’s expansion while in the Chairman’s role, and I have full confidence in the future of the organization,” said Mr. Arnost. “I am leaving Mobiquity well poised for a bright future and as I transition out of my Chairman’s position, I still very much look forward to working with the team in a non- executive role.”

Mr. Arnost has cited personal reasons for stepping down from his position but will continue to advise and assist on an as needed basis.

“Mr. Arnost was integral to the success of our corporate transition,” said Dean Julia, CEO of Mobiquity. “He opened many doors for our company and provided strong oversight throughout market changes. His dedication and partnership have been invaluable.”

Mobiquity is exploring an uplisting to a national exchange and will be interviewing several independent candidates to fill the required roles and committees.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

Dated: October 30, 2019
By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer